SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Section 14a-12


                               BALCHEM CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and
      0-11.

          1)   Title of each class of securities to which  transaction  applies:
               N/A

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               N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
               N/A

          4)   Proposed maximum aggregate value of transaction:
               N/A

          5)   Total fee paid:
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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:  N/A
               2)   Form, Schedule or Registration Statement No.: N/A
               3)   Filing Party:  N/A
               4)   Date Filed:  N/A

                        [LETTERHEAD-BALCHEM CORPORATION]


                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 22, 2001
                    ----------------------------------------



               TO OUR STOCKHOLDERS:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BALCHEM CORPORATION will be held in the Board of Governors Room, 13th floor, the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, June 22, 2001 at 11:00 a.m. for the following purposes:

         1. To elect one Class 1 director to the Board of Directors to serve until the annual meeting of Stockholders in 2004 and until his respective successor is elected and qualifies.

         2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Information with respect to the above matters is set forth in the Proxy Statement which accompanies this Notice.

         Only stockholders of record on April 12, 2001 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         We hope that all stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Dino A. Rossi
                                            ------------------------
                                            Dino A. Rossi, President


Dated: April 26, 2001

                                 PROXY STATEMENT

                               BALCHEM CORPORATION


                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Balchem Corporation (the "Company") for the 2001 Annual Meeting of Stockholders (sometimes referred to herein as the "Annual Meeting" or as the "Meeting"). This Proxy Statement and a proxy card are expected to be mailed to stockholders beginning on or about April 30, 2001.

         You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company in writing prior to the Annual Meeting of such revocation. Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, telefax or in person. All expenses incurred in connection with this solicitation will be borne by the Company.

                              ELECTION OF DIRECTORS

         The Company's By-laws provide, effective with the Annual Meeting, for a staggered term Board of Directors consisting of six (6) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3). The term of the two current incumbent Class 1 directors will expire at the Annual Meeting. The Class 3 and Class 2 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2002 and 2003, respectively. One current Class 1 director, Carl R. Pacifico, will retire effective on the date of the Annual Meeting and the number of Class 1 directors authorized by the Company's By-laws has, effective on the date of the Annual Meeting, been reduced to one.

         Accordingly, at the 2001 Annual Meeting, one Class 1 director is to be elected to hold office until the annual meeting of stockholders to be held in 2004 and until a successor has been elected and qualifies. Dino A. Rossi, the nominee listed below with a brief biography, is currently a Class 1 director of the Company. The Board is not aware of any reason why such nominee may be unable to serve as a director. If such nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend.

Recommendation of the Board of Directors Concerning the Election of Directors

         The Board of Directors of the Company recommends a vote For the election of Dino A. Rossi as the sole Class 1 director to hold office until the Annual Meeting of Stockholders for the Year 2004 and until his successor is elected and qualifies. Proxies received by the Company will be so voted unless such proxies withhold authority to vote for such nominee.

                        DIRECTORS AND EXECUTIVE OFFICERS

Information Relating to Nominee for Election as Director

         Dino A. Rossi, age 46, has been a director of the Company since 1997. Mr. Rossi has been President and Chief Executive Officer of the Company since October 1997, Chief Financial Officer of the Company since April 1996 and Treasurer of the Company since June 1996. He was Vice President, Finance and Administration of Norit Americas Inc., a wholly-owned subsidiary of Norit N.V., a chemicals company, from January 1994 to February 1996, and Vice President, Finance and Administration of Oakite Products Inc., a specialty chemicals company, from 1987 to 1993.

Directors

         In addition to Mr. Rossi, the Company's Board of Directors includes the following members:

         John E. Beebe, age 78, has been a director of the Company since 1986. Mr. Beebe is retired. Mr. Beebe was Chairman Emeritus of Scott Macon, Ltd. from August 1990 to June 1991 and was Chairman of Scott Macon Ltd. from September 1, 1985 to August 1990.

         Francis X. McDermott, age 67, has been a director of the Company since 1992. Mr. McDermott is retired. He was President of the Specialty Chemicals Group of Merck & Co., Inc. from 1985 through 1992.

         Kenneth P. Mitchell, age 61, has been a director of the Company since 1993. Mr. Mitchell is retired. He was Chief Executive Officer of Oakite Products Inc. from 1986 to 1993. Since February 1997, he has been a director of Tetra Technologies, Inc., a publicly-traded company.

         Carl R. Pacifico, age 79, has been a director of the Company since 1966. Mr. Pacifico has been an independent management consultant for more than the past five years. Mr. Pacifico will retire effective on the date of the Annual Meeting.

         Israel Sheinberg, age 68, has been a director of the Company since 1991. Since 1991, Mr. Sheinberg has been the principal of Sheinberg Associates, an independent technical and management consultant.

         Dr. Leonard J. Zweifler, age 72, has been a director of the Company since 1969. Dr. Zweifler is a dentist and Senior Partner of Kings Dental Group, New York, New York.

         Mr. Rossi and Mr. Pacifico are the Class 1 Directors whose terms expire in connection with the year 2001 Annual Meeting. Mr. Pacifico is retiring effective on the date of the Annual Meeting and Mr. Rossi is the nominee for election for a term expiring in connection with the year 2004 annual meeting. Messrs. Mitchell and Sheinberg are Class 2 Directors whose current terms expire in connection with the 2003 Annual Meeting and Messrs. Beebe, McDermott and Zweifler are Class 3 directors whose terms expire in connection with the year 2002 annual meeting. There are no family relationships between any of the directors or executive officers of the Company.

Executive Officers

         Set forth below is certain information concerning the executive officers of the Company (other than Mr. Rossi, whose background is described above under the caption "Information Relating to Nominee for Election as Director"), which officers serve at the discretion of the Board of Directors:

         David F. Ludwig, age 43, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000. He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999. From 1986 to 1997 he held various international and domestic sales management and marketing management positions with Engelhard Corporation's Pigments and Additives Division.

         Winston A. Samuels, Ph.D., age 49, has been Vice President and General Manager, Encapsulated Products since September 1998 and an executive officer of the Company since June, 1999. He was Growth and Commercial Development Director for Solutia Inc. (a spin-off of Monsanto Co.), a manufacturer of ingredients for food, pharmaceutical and nutritional products, from 1997 to 1998. From 1986 to 1997 he was involved in key new product introductions, business management and global business growth for Monsanto Co.

         Francis J. Fitzpatrick, CPA, age 40, has been Controller of the Company since April 1997, and an executive officer and Assistant Secretary of the Company since June 1998. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

Meetings and Compensation of Directors

         During fiscal 2000, the Board of Directors met five times. Each director attended at least 75% of the meetings of the Board held when he was a director and of all meetings of those Committees of the Board on which he served. The Company pays each of its directors, other than Mr. Rossi, an annual fee of $5,000, and $2,400 for each Board Meeting and $500 for each Committee meeting attended, respectively, plus expenses. Each director also received non-qualified stock options to purchase 3,073 shares of the Company's Common Stock (at an exercise price of $13.25 per share), which number of shares was determined in accordance with an earnings-based formula consistent with that originally set forth in the Company's 1994 Stock Option Plan for Directors. See "Stock Option Plans" below. The Company does not pay any other direct or indirect compensation to directors in their capacity as such.

         The Board of Directors conducts continuing analysis of director compensation. Based on such analysis and the recommendation of the Compensation Committee of the Board of Directors, and by action of the entire Board of Directors, a decision was made to terminate a practice of compensating retired directors by continuing to pay to the retiree an amount equal to the annual retainer paid to such retiree prior to his retirement for a period after such retirement equal to the time the retiree had served on the Board, with such payments ending upon the death of the retiree. In lieu of such payments, the directors of the Company as a group were granted in February 2000 payments aggregating $199,353. The payments granted to the directors were based on an actuarial determination of expected life span and a corresponding present value computation of what would have been paid under the above described practice, subject to the corresponding actuarial determination.

Committees of the Board of Directors

         The Company's Board of Directors has a standing Audit Committee and a standing Compensation Committee, as well as an Executive Committee, Finance and Stockholder Relations Committee and Directors Planning Committee. The members of each Committee are appointed by the Board of Directors. In 2000, the Director Planning and Audit Committees each held two meetings and the Compensation Committee held three. Mr. Rossi is an ex-officio, nonvoting, member of all Committees.

         Audit Committee. The Audit Committee is responsible for retaining the Company's independent accountants and consulting with them regarding the scope and timing of their audit, and the accountants' report concerning the Company's audited financial statements and the Company's internal accounting controls. The duties of the Audit Committee are set forth in its Charter, as adopted by the Board of Directors. The report of the Audit Committee is set forth below under "Independent Public Accountants", and its Charter is set forth in Exhibit A to this Proxy Statement.

         The current members of the Audit Committee are Messrs. Beebe, Sheinberg and Zweifler.

         Compensation Committee. The duties of the Compensation Committee are to
(i) recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and other senior officers of the Company, for approval by the full Board of Directors, (ii) prepare an Annual Report of the Compensation Committee for inclusion in the Company's Proxy Statement as contemplated by the requirements of Schedule 14A of the Securities Exchange Act of 1934, as amended, (iii) propose to the full Board of Directors the compensation of directors, a significant part of which compensation is to be in the form of stock or stock options, and (iv) to administer the Company's 1999 Stock Plan.

         The  current  members  of  the   Compensation   Committee  are  Messrs.
McDermott, Mitchell and Sheinberg. See "Report of the Compensation Committee of the Board of Directors" below.

         Executive Committee. This Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for the recruitment, evaluation and selection of suitable candidates for the position of Chief Executive Officer ("CEO"), for approval by the full Board, for the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO, and for reviewing the CEO's plan of succession for officers of the Company. Messrs. Beebe, McDermott, Mitchell, and Pacifico are currently members of this Committee. Mr. Pacifico will retire from the Board effective June 22, 2001, at which time another Director will be appointed to this Committee.


         Finance and Stockholder Relations Committee. The duties of this Committee are long-term planning and review of the implementation of the Company's financial requirements, and review of broad-based contact with the Company's stockholders, including the review of annual and any quarterly reports and special announcements. Messrs. Beebe, Pacifico, and Dr. Zweifler are currently members of this Committee. Mr. Pacifico will retire from the Board effective June 22, 2001, at which time another Director will be appointed to this Committee.


         Directors Planning  Committee.  The duties of this Committee include to
(i) recruit and evaluate new candidates for possible nomination by the full Board for election as directors, (ii) prepare and update an orientation program for new directors, (iii) evaluate the performance of current directors in connection with the expiration of their term in office, to provide advice to the full Board in its determination of whether to nominate any such director for reelection, and (v) review and recommend policies on director retirement age. This Committee does not act as a nominating committee with respect to the Board of Directors or the Committees thereof. Messrs. McDermott, Pacifico and Sheinberg are currently members of this Committee. Mr. Pacifico will retire from the Board effective June 22, 2001, at which time another Director will be appointed to this Committee.

Compensation of Executive Officers

         The following table sets forth information concerning the compensation for services to the Company during each of the fiscal years ended December 31, 2000, 1999, and 1998 for Dino A. Rossi, the Company's President and Chief Executive Officer, and each other executive officer of the Company whose annual salary and bonus compensation with respect to the 2000 calendar year exceeded $100,000 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE


Name                         Year        Salary         Bonus    Other Annual Compensation    No. of Options  All Other Compensation
----                         ----        ------         -----    -------------------------    --------------  ----------------------
Dino A. Rossi                2000     $  194,700      $  87,970       $  3,709 (1)                 7,000           $ 12,725 (4)
   CEO                       1999     $  171,392      $  73,838       $  2,803 (2)                 5,000           $ 10,729 (5)
                             1998     $  150,000      $  32,250       $  1,821 (3)                 4,000           $  9,970 (6)

David F. Ludwig*             2000     $  138,000      $  44,616       $  5,274 (7)                 9,000           $  4,802 (9)
   Vice President/GM         1999     $   62,000         17,745       $  2,180 (8)                15,800           $    735 (10)
   Specialty Products        1998     $       --             --       $     --                        --           $     --

Winston A. Samuels           2000     $  169,000      $  48,806       $  2,110 (11)               10,000           $  6,655 (14)
   Vice President/GM         1999     $  138,269      $  35,090       $ 29,307 (12)                3,000           $  5,370 (15)
   Encapsulates              1998     $   43,615      $  13,000       $ 28,285 (13)               31,500           $     --

Francis J. Fitzpatrick       2000     $   90,000      $  31,416       $     --                     9,500           $  6,949 (16)
   Corporate Controller      1999     $   83,531      $  17,868       $     --                     4,000           $  6,423 (17)
                             1998     $   75,991      $   8,690       $     --                     1,500           $  3,500 (18)

--------------------
* Mr. Ludwig commenced employment with the Company as Vice President/General Manager, Specialty Products in July 1999 with an annual salary of $120,000.

(1)  Includes $3,709 in automobile lease payments by the Company.
(2)  Includes $2,803 in automobile lease payments by the Company.
(3)  Includes $1,821 in automobile lease payments by the Company.
(4) Includes $3,675 in 401(k) and $9,050 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(5) Includes $3,500 in 401(k) and $7,229 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(6) Includes $3,500 in 401(k) and $6,470 in profit sharing contributions made by the Company to Mr. Rossi's account under the Company's combined 401(k)/profit sharing plan.
(7)  Includes $5,274 in automobile lease payments by the Company.
(8)  Includes $3,180 in automobile lease payments by the Company.
(9) Includes $2,600 in 401(k) and $2,202 in profit sharing contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.

(10) Includes $735 in 401(k) contributions made by the Company to Mr. Ludwig's account under the Company's combined 401(k)/profit sharing plan.
(11) Includes $2,110 in automobile lease payments by the Company.
(12) Includes $3,522 in automobile lease payments by the Company and $25,785 in moving expenses.
(13) Includes $28,285 in moving expenses.
(14) Includes $6,655 in profit sharing contributions made by the Company to Dr. Samuel's account under the Company's combined 401(k)/profit sharing plan.
(15) Includes $5,370 in profit sharing contributions made by the Company to Dr. Samuel's account under the Company's combined 401(k)/profit sharing plan.
(16) Includes $3,675 in 401(k) and $3,274 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(17) Includes $3,500 in 401(k) and $2,923 in profit sharing contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.
(18) Includes $3,500 in 401(k) contributions made by the Company to Mr. Fitzpatrick's account under the Company's combined 401(k)/profit sharing plan.

Stock Option Plans

         In 1999, the Company adopted the Balchem Corporation 1999 Stock Plan (the "1999 Stock Plan") for officers, directors, directors emeritus and employees of and consultants to the Company and its subsidiaries. Under the 1999 Stock Plan, the officers and other employees of the Company and any present or future parent or subsidiaries of the Company (collectively, "Related Companies") may be granted options to purchase Common Stock of the Company which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); directors, officers, employees, and directors emeritus of and consultants to the Company and Related Companies may be granted options to purchase Common Stock which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and directors, officers, employees, and directors emeritus of and consultants to the Company and Related Companies may be granted the right to make direct purchases of Common Stock from the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options." Options and Purchases are referred to hereinafter collectively as "Stock Rights." The 1999 Stock Plan reserves an aggregate of 600,000 shares of the Company's Common Stock ("Common Stock") for issuance under the plan.

         The 1999 Stock Plan is administered by the Board of Directors of the Company or, if the Board of Directors so determines, the Compensation Committee thereof. Subject to the terms of the 1999 Stock Plan, the Board (or the Committee, as the case may be), has the authority to determine to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The exercise price per share specified in the agreement relating to each ISO granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO may not be less than 110% of the fair market value per share of Common Stock on the date of grant. In addition, each eligible employee may be granted ISOs only to the extent that, in the aggregate under the 1999 Stock Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of ISOs (whether under the 1999 Stock Plan or any other plan), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. The 1999 Stock Plan requires that each Option shall expire on the date specified by the Compensation Committee or the Board, but not more than ten years from its date of grant. However, in the case of any ISO granted to an employee or officer owning more than 10% of the total combined voting power of all classes of stock of the Company or any Related Company, the ISO will expire no more than five years from its date of grant. In 2000, options to purchase an aggregate of 103,711 shares at a weighted average exercise price of $11.42 per share were granted under the 1999 Stock Plan. At December 31, 2000, options to purchase an aggregate of 171,561 shares were outstanding pursuant to the 1999 Stock Plan, of which options for an aggregate of 72,481 shares were then exercisable.

         The 1999 Stock Plan replaced the Company's 1994 Incentive Stock Option Plan, as amended (the "ISO Plan"), and its non-qualified 1994 Stock Option Plan for Directors, as amended (the "Non-Qualified Plan"), both of which expired on June 24, 1999. Unexercised options granted under the ISO Plan and the Non-Qualified Plan prior to such termination are exercisable in accordance with their respective terms until their respective expiration dates.

         The ISO Plan provided for the grant of ISO's to officers and other key employees. Such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. An aggregate of 581,250 shares of Common Stock had been reserved for issuance upon exercise of options granted under the ISO Plan. At December 31, 2000, options to purchase an aggregate of 172,480 shares were outstanding pursuant to the ISO Plan, of which options for an aggregate of 144,390 shares were then exercisable. Options granted under the ISO Plan may be exercised, upon and subject to the vesting thereof, in whole or part, at any time and from time to time, between the first and tenth anniversary of the date of grant.

         The ISO Plan also provided that if options granted to an employee permit the employee to purchase shares having an aggregate market value (determined at the time of grant) in excess of $100,000 in any year in which the option as it applies to such shares first becomes exercisable, then the portion of such options in excess of such $100,000 limitation will not be incentive stock options and will not be entitled to the favorable income tax treatment afforded to grantees of incentive stock options.

         The Non-Qualified Plan provided for the grant of stock options to directors, directors emeritus and other employees and consultants of the Company, which options do not qualify as incentive stock options. The
Non-Qualified Plan provided that, on each December 31, each director and director emeritus shall, subject to the limitations set forth therein, be granted options thereunder to purchase that number of shares of Common Stock which is equal to the maximum number of shares for which options were granted in 1996 (i.e., 1,059) multiplied by the quotient obtained by dividing (i) the net earnings after taxes of the Company for the year then ended by (ii) the net earnings after taxes of the Company for 1996, rounded to the nearest whole number of shares. The option exercise price is the reported closing price per share of the Common Stock on the last trading date of the year in which such December 31 falls. Such options are exercisable for a ten-year period from the date of grant. Employees and consultants of the Company were also granted non-qualified stock options under the Non-Qualified Plan in an amount and on such other terms and conditions as the Board of Directors determined, provided that the exercise price of such options was equal to the reported closing price of the Common Stock on the date of grant of the options. Any such options expire no later than ten years from the date of grant. An aggregate of 678,000 shares of Common Stock had been reserved for issuance upon exercise of options granted under the Non-Qualified Plan. At December 31, 2000, options to purchase an aggregate of 97,756 shares were outstanding under the Non-Qualified Plan, of which options to purchase an aggregate of 97,756 shares were then exercisable.

OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options granted to the Named Executive Officers during 2000:

                              Number of
                              Shares         % of Total
                              Under-          Options
                              lying          Granted To     Exercise     Market
                              Options        Employees       Price      Price on     Expiration     Grant Date
Name                          Granted         In 2000      ($/Share)     Grant          Date         Value (1)
---------------------------------------------------------------------------------------------------------------
Dino A. Rossi                 7,000 (2)         8.5%         $11.13      $11.13        9/14/10       $26,052
David F. Ludwig               4,000 (3)         4.9%         $11.13      $11.13        9/14/10       $14,887
                              5,000 (4)         6.1%         $12.00      $12.00       12/21/10       $20,064
Winston A. Samuels            5,000 (5)         6.1%         $11.13      $11.13        9/14/10       $18,609
                              5,000 (6)         6.1%         $12.00      $12.00       12/21/10       $20,064
Francis J. Fitzpatrick        4,500 (7)         5.5%         $11.13      $11.13        9/14/10       $16,748
                              5,000 (8)         6.1%         $12.00      $12.00       12/21/10       $20,064

---------

(1) The value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants: dividend yield of 0.52%; expected volatility of 54%; risk-free rate of return of 4.9% and expected life of five years.
(2) Of such options, options for 1,400 shares (20%), 2,800 shares (40%), and 2,800 shares (40%) vest on September 15, 2001, 2002, and 2003 respectively.
(3) Of such options, options for 800 shares (20%), 1,600 shares (40%), and 1,600 shares (40%) vest on September 15, 2001, 2002, and 2003 respectively.
(4)  The options for all such 5,000 shares vested on the date of grant.
(5) Of such options, options for 1,000 shares (20%), 2,000 shares (40%), and 2,000 shares (40%) vest on September 15, 2001, 2002, and 2003 respectively.
(6)  The options for all such 5,000 shares vested on the date of grant.
(7) Of such options, options for 900 shares (20%), 1,800 shares (40%), and 1,800 shares (40%) vest on September 15, 2001, 2002, and 2003 respectively.
(8)  The options for all such 5,000 shares vested on the date of grant.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information with respect to option exercises during the year ended December 31, 2000 and the number and value of options outstanding at December 31, 2000 held by the Named Executive Officers:

                                              Number of Shares
                                              Underlying
                                              Unexercised
                      Shares                  Options at
                      Acquired                December 31,2000        Value of Unexercised
                      On            Value     Exercisable("E")/       In the Money Options at
Name                  Exercise    Realized    Unexcercisable("U")     December 31, 2000(1)
----                  --------    --------    -------------------     --------------------
Dino A. Rossi             0          0        83,800(E)/12,600(U)            $251,532
David F. Ludwig           0          0        10,160(E)/14,640(U)            $ 40,454
Winston A. Samuels        0          0        26,500(E)/18,000(U)            $101,690
Francis Fitzpatrick       0          0         7,450(E)/ 8,300(U)            $ 19,945


--------------
(1) Value as of December 31, 2000 is based upon the closing price on that date as reported on the American Stock Exchange minus the exercise price, multiplied by the number of shares underlying the option.

401(k)/Profit Sharing Plan

         Effective January 1, 1998, the Company terminated its defined contribution pension plan and amended its 401(k) savings plan. Assets of the terminated defined contribution pension plan were merged into an enhanced 401(k)/profit sharing plan (the "New Plan"), intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees of the Company are eligible to participate in the New Plan once they attain age 18 and complete 60 days of continuous service with the Company. The New Plan provides that participating employees may make elective contributions of up to 15% of pre-tax salary, subject to ERISA limitations, and for the Company to make matching contributions on a monthly basis equal in value to 35% of each participant's elective contributions. Such matching contributions are made in shares of the Company's Common Stock. The profit-sharing portion of the New Plan is discretionary and non-contributory. Profit sharing contributions are restricted to employees who have completed 1,000 hours of service and are employed on the last day of a plan year. The Company contributes a minimum of 3.55% of an eligible participant's taxable compensation (subject to certain exclusions) unless the Company announces a different rate. Amounts in each participant's matching contribution and profit sharing accounts are not vested until such participant has two years of service, at which time 100% of such amounts vest. All amounts contributed to the New Plan are deposited into a trust fund administered by the plan trustee. Participants have the right to direct how their accounts are invested among a selection of mutual funds and/or selected trustee portfolios, and may transfer any portion of the matching contribution to other available investment choices. Up to 10% of participant elective contributions and Company profit sharing contributions may be invested at the participant's election in the Company's Common Stock. On retirement or termination of employment, participants are entitled to a distribution of all vested amounts and accrued income in their accounts.

         The Company provided for profit sharing contributions and matching 401(k) plan contributions of $208,000 and $174,000 in 2000, $186,000 and
$156,000 in 1999 and $178,000 and $172,000 in 1998, respectively.

Employment Agreement

         As of January 1, 2001, the Company entered into an Employment Agreement with Dino A. Rossi (replacing his previous employment agreement), which provides for Mr. Rossi to serve as the Company's President and Chief Executive Officer. The Employment Agreement term expires on December 31, 2001 but provides that the term shall be deemed automatically extended for successive one (1) year periods ending on each successive anniversary of December 31, 2001, unless either party gives written notice of termination to the other not less than sixty (60) days prior to the end of such initial term or the then current extension period. The Employment Agreement provides for a base salary of $194,700, which is subject to annual increase if approved by the Board of Directors. Mr. Rossi is also eligible to receive a discretionary performance bonus (as determined by the Board of Directors) based on a target figure of up to 100% of annual salary, consistent with operating and/or other financial targets established by the Board of Directors, for each fiscal year during the term of the Employment Agreement. Mr. Rossi is entitled to the use of a car leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. The Employment Agreement provides that if the Company terminates his employment other than for cause (as defined) or in the event Mr. Rossi shall terminate his employment under certain limited circumstances effectively amounting to a constructive termination (as defined), he will be entitled to severance payments of 150% of his then current annual salary, and if such termination by the Company occurs within two years after a change of control event (as defined) involving the Company he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary. In the event of any termination by the Company entitling Mr. Rossi to severance payments, his theretofore granted but unvested options to purchase Common Stock of the Company would immediately vest and be exercisable in accordance with their terms. Mr. Rossi's entitlement to severance payments would be subject to reduction to the extent necessary to avoid such payments being considered an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code. During the period of Mr. Rossi's employment (or, in the case of a voluntary termination by Mr. Rossi or a termination of his employment by the Company for cause, the balance of the term of the Employment Agreement before giving effect to such termination) and for a period of one year thereafter, the Employment Agreement imposes on Mr. Rossi certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

Security Ownership of Certain Beneficial Owners and of Management

               The table below sets forth as of April 12, 2001 the number of shares of Common Stock beneficially owned by each director, each of the Named Executive Officers, each beneficial owner of, or institutional investment manager exercising investment discretion with respect to, 5% or more of the outstanding shares of Common Stock, and all directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group:

Name and Address of                       Amount and Nature of       Percent of
Beneficial Owner                         Beneficial Ownership (1)     Class (2)
----------------                         ------------------------    ----------
Leonard J. Zweifler (3)*                        319,997                  6.9%
Dino A. Rossi(4)*                                92,861                  2.0%
Carl R. Pacifico (5)*                            84,728                  1.8%
John E. Beebe (6)*                               40,967                    **
Kenneth P. Mitchell (7)*                         35,698                    **
Francis X. McDermott (8)*                        25,315                    **
Israel Sheinberg (9)*                            24,083                    **
Winston A. Samuels (10)*                         27,000                    **
David F. Ludwig (11)*                            10,572                    **
Frank Fitzpatrick (12)*                           8,751                    **
All directors and executive officers
 as a group (10 persons) (13)                   669,972                 13.9%


*    Such person's  address is c/o the Company,  P.O. Box 175, Slate Hill,  N.Y.
     10973.
**   Indicates less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(3) Includes options to purchase 18,291 shares and 3,500 shares owned by such person's spouse as to which such person disclaims beneficial ownership.
(4) Includes options to purchase 83,800 shares and 1,961 shares held in such person's Company 401(k)/profit sharing plan account.
(5)  Includes options to purchase 10,344 shares
(6) Includes options to purchase 18,291 shares and 3,748 shares owned by such person's spouse as to which such person disclaims beneficial ownership.
(7)  Includes options to purchase 15,198 shares.
(8) Includes options to purchase 8,059 shares. Such person beneficially owns the remaining reported shares jointly with his spouse.
(9) Includes options to purchase 17,793 shares. 4,000 and 2,290 of the remaining shares are held in such person's IRA and Keogh Plan, respectively.
(10) Includes options to purchase 26,500 shares.
(11) Includes options to purchase 10,160 shares and 412 shares held in such person's Company 401(k)/profit sharing plan account.
(12) Includes options to purchase 7,450 shares and 1,301 shares held in such person's Company 401(k)/profit sharing plan account.
(13) Includes options to purchase 215,886 shares and 3,674 shares in the accounts of three executive officers under the Company's 401(k)/profit sharing plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2000, its officers and directors and holders of more than 10% of the Company's Common Stock complied with Section 16(a) filing date requirements with respect to transactions during such year. It should be noted that Dr. Zweifler's spouse sold certain shares during the year 2000 (in which Dr. Zweifler disclaims beneficial ownership). Such sales were not reported on Form 4 during year 2000 but were reported on Dr. Zweifler's Form 5 for the years ended December 31, 2000.

Report of the Compensation Committee of the Board of Directors

         This Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee is currently comprised of three directors, Francis X. McDermott, Kenneth P. Mitchell and Israel Sheinberg. It is the responsibility of the Compensation Committee to recommend an effective total compensation program for the Company's Chief Executive Officer and other senior officers based on the Company's business and consistent with stockholders' interests. The Committee's duties entail reviewing the Company's compensation practices and recommending compensation for such executives.

         Compensation Philosophy

         The Company's overall compensation philosophy is to offer competitive salaries, cash incentives, stock options and benefit plans consistent with the Company's financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation are key elements of the Company's compensation policy. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards to allow executives to participate in enhanced stockholder value.

         In awarding salary increases and bonuses, the Compensation Committee relates various elements of corporate performance to the elements of executive compensation. The Compensation Committee considered whether the compensation package as a whole adequately compensated the applicable executive for the Company's performance during the past year and the executive's contribution to such performance.

         Base Salary

         Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry levels. Determinations of base salary levels are established on an annual review of marketplace competitiveness and on the Company's existing compensation structure. Periodic increases in base salary relate to individual contributions to the Company's overall performance, length of service and industry competitive pay practice movement. Performance targets were established for fiscal year 1999, which was the base year for determining the salaries awarded during 2000. In determining appropriate levels of base salary, the Compensation Committee relied in part on industry compensation surveys.

         Bonus

         Bonuses represent the variable component of the executive compensation program that is tied to individual achievement and the Company's performance. The Company's policy is to base a meaningful portion of its senior executives' cash compensation on bonus. In determining bonuses, the Company considers factors such as the individual's contribution to the Company's performance and the relative performance of the Company during the year.

         Stock Options

         The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives and key employees -- who have significant responsibility for the management, growth and future success of the Company -- with an opportunity to increase their ownership and potentially gain financially from the Company's stock price increases. The goal of this approach is that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. The grant of options is based primarily on an employee's potential contribution to the Company's growth and financial results. Options generally have been granted at the prevailing market value of the Company's Common Stock and accordingly will only have value if the Company's stock price increases. Generally, grants of options to employees have provided for vesting over three years and the individual must be employed by the Company for such options to vest.

         2000 Compensation to Chief Executive Officer

         In reviewing and recommending Mr. Rossi's salary and bonus and in awarding him stock options for fiscal year 2000 and for his future services, the Compensation Committee followed its compensation philosophy. Mr. Rossi's annual salary was increased to $194,700 in October 2000. For the 2000 fiscal year, Mr. Rossi was paid a cash bonus of $87,970. Mr. Rossi's employment agreement was also amended and restated effective January 1, 2001 following the expiration of his previous employment agreement. In 2000, Mr. Rossi was granted options under the Company's 1999 Stock Plan to purchase 7,000 shares of the Company's Common Stock at an exercise price of $11.13, the fair market value per share on the date of grant. The options will be exercisable in installments of 20%, 40% and 40% over three years on the first three anniversaries of the date of grant. The Compensation Committee recommended Mr. Rossi's new employment agreement and the above-described option grant to secure the long-term services of the Company's Chief Executive Officer and to further align the Chief Executive Officer's compensation with stockholder interests.

                                            Francis X. McDermott
                                            Kenneth P. Mitchell
                                            Israel Sheinberg

Compensation Committee Interlocks and Insider Participation

         Messrs. McDermott, Mitchell and Sheinberg, each of whom is a director of the Company, served as the members of the Compensation Committee during 2000. None of Mr. McDermott, Mr. Mitchell or Mr. Sheinberg (i) was, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, which has not been disclosed.

Certain Relationships and Related Transactions

         Carl J. Pacifico is employed by the Company as New Ventures Development Leader. His annual salary and bonus for 2000 was $101,493. Carl J. Pacifico is the son of Carl R. Pacifico, a director of the Company.

                             STOCK PERFORMANCE GRAPH

         The graph below sets forth the cumulative total stockholder return on the Company's Common Stock (referred to in the table as "BCP") for the five years ended December 31, 2000, the overall stock market return during such period for shares comprising the Russell 2000(R) Index (which the Company believes includes companies with market capitalization similar to that of the Company), and the overall stock market return during such period for shares comprising the Standard & Poor's 500 Food Group Index, in each case assuming a comparable initial investment of $100 on December 31, 1995 and the subsequent reinvestment of dividends. The Russell 2000(R) Index measures the performance of the shares of the 2000 smallest companies included in the Russell 3000(R) Index. In light of the Company's industry segments, the Company does not believe that published industry-specific indices are necessarily representative of stocks comparable to the Company. Nevertheless, the Company considers the Standard & Poor's 500 Food Group Index to be potentially useful as a peer group index with respect to the Company in light of the Company's encapsulated products segment. The performance of the Company's Common Stock shown on the graph below is historical only and not indicative of future performance.

               The graph below shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                  [GRAPHIC - GRAPH PLOTTED POINTS LISTED BELOW]


Balchem Corporation
Proxy Graph Data
12/31/00

                                     Russell            S&P Food
                      BCP          2000(R)Index        Group Index
                  ----------------------------------------------------
     12/31/95       $100.00          $100.00             $100.00
     12/31/96        $94.58          $116.49             $118.48
     12/31/97       $195.63          $142.55             $169.81
     12/31/98        $89.79          $138.92             $183.76
     12/31/99       $132.82          $168.45             $144.57
     12/31/00       $219.99          $163.36             $183.00

                         INDEPENDENT PUBLIC ACCOUNTANTS

Audit Committee Report

         The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Audit Committee is independent as defined under the American Stock Exchange's listing standards. The Board of Directors has adopted a written charter with respect to the Audit Committee's responsibilities. A copy of the charter is attached as "Exhibit A" to this Proxy Statement. The Audit Committee oversees the Company's internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company's financial reporting process.

         In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and the Company's independent auditors. The Audit
Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent auditors' judgment as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of the Company's independent auditors.

         The Audit Committee also considered whether the provision of non-audit services by KPMG LLP ("KPMG") to the Company is compatible with KPMG's independence. KPMG advised the Audit Committee that, notwithstanding the level of non-audit services provided to the Company in 2000, KPMG was and continues to be independent accountants with respect to the Company.

         Based upon the reviews  and  discussions  referred to above,  the Audit
Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The Audit Committee has also recommended, subject to approval by the Board of Directors, the selection of KPMG as the Company's independent auditors for 2001.

                                             John E. Beebe
                                             Leonard J. Zweifler
                                             Israel Sheinberg

                                             being the members of the Audit
                                             Committee of the Board of Directors

Independent Auditor Fees

         During 2000, in addition to retaining KPMG LLP to audit the consolidated financial statements for 2000. The Company also retained KPMG to provide services in connection with the preparation of the Company's tax returns and other consulting services. The aggregate fees billed by KPMG in 2000 for its professional services to the Company for the year 2000 were as follows:

         Audit Fees: $82,500 for services rendered for the audit of the Company's consolidated annual financial statements for 2000 and the review of the quarterly consolidated financial statements included in the Company's Forms 10-Q; and $14,000 for services rendered for the audit of the financial statements of the Company's 401(k)/Profit Sharing Plan for 1999.

         All Other Fees: $29,100 for all other services, consisting primarily of services in connection with the preparation of tax returns and other consulting and assistance not associated with the financial statements of the Company.

Selection of Auditors for Year 2001.

         The Board of Directors has selected the firm of KPMG LLP to serve as the independent auditors of the Company for the year ending December 31, 2001. Representatives of such firm are expected to be present at the Annual Meeting. They will have an opportunity to make a statement to the stockholders if they desire to do so and are expected to be available to respond to stockholder questions raised orally at the Meeting.

                                  OTHER MATTERS

Vote Required for Approval

         Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company's nominee for director. Maryland law and the Company's By-laws require the presence of a quorum for the Meeting, defined as the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Meeting. Votes withheld from such director nominee and abstentions will be counted in determining whether a quorum has been reached.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. A Director nominee must receive a plurality of the votes cast at the Meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors.

         All shares represented by duly executed proxies will be voted For the election of the nominee named above as a director unless authority to vote For such nominee has been withheld. If for any reason such nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company's Board of Directors.

Voting Securities

               Stockholders of record on April 12, 2001 (the "Record Date"), will be eligible to vote at the Meeting. The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which 4,624,866 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2002 Annual Meeting

               From time to time the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual meeting proxy materials. All such proposals must be submitted to the Secretary of the Company no later than December 31, 2001 in order to be considered for inclusion in the Company's year 2002 proxy materials.

Matters Not Determined at the Time of Solicitation

               The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


Slate Hill, New York
April 26, 2001


               The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000 is being mailed to stockholders. The Annual Report does not form part of these proxy materials for the solicitation of proxies.

                                                                       EXHIBIT A

Balchem Corporation

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose
        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o    Provide  an  avenue  of  communication  among  the  independent   auditors,
     management, and the Board of Directors.


     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's business conduct guidelines.



II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Director Planning Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet, in person or telephonically, at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall review and approve an agenda in advance of each meeting. The Audit

Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of these groups believes should be discussed. Audit Committee members will strive to be present at all meetings. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent accountants be present at Audit Committee meetings.


III. Audit Committee Responsibilities and Duties

Review Procedures
        1. Review and reassess the adequacy of this Charter at least annually. Submit the Audit Committee charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

        3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and any internal auditing department together with management's responses.


Independent Auditors
        4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

        5. Review and discuss the fees and other significant compensation to be paid to the independent auditors.

        6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        7. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

        8.  Discuss  the  results  of the audit with the  independent  auditors.
            Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.


        9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

        10. When appropriate, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.



Other Audit Committee Responsibilities

        11. Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

        12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

        13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 REVOCABLE PROXY
                               BALCHEM CORPORATION

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING TO BE HELD JUNE 22, 2001

The undersigned hereby appoints Dino A. Rossi, Francis J. Fitzpatrick, David F. Ludwig and Winston A. Samuels, and each of them, individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 22, 2001, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


                         Please be sure to sign and date
                          this Proxy in the box below.


                        ---------------------------------
                                      Date


                        ---------------------------------
                             Stockholder sign above


                        ---------------------------------
                          Co-holder (if any) sign above


Election of one (1)
Class 1 Director

                                                              With-
Nominee for Election as Class 1 Director          For         hold
Dino A. Rossi                                    [   ]        [  ]


PLEASE CHECK BOX IF YOU PLAN TO ATTEND    [   ]
THE MEETING.

The proxies are directed to vote as specified and in their discretion on all other matters coming before the Annual Meeting. If no direction is made, the proxies will vote FOR the nominee for election as Director listed above.

The Board of Directors recommends a vote FOR the listed nominee for election as Director.


 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.


Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized persons.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY